Exhibit 23.1

Plante & Moran, PLLC Suite 400 634 Front Avenue N.W. Grand Rapids, MI 49504 Tel: 616.774.8221 Fax: 616.774.0702 Plantemoran.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Monarch Community Bancorp, Inc.
375 North Willowbrook Road
Coldwater, MI 49036
We consent to the incorporation by reference in the Registration Statements (Form S-8) of Monarch Community Bancorp, Inc., of our report dated March 3, 2009, with respect to the consolidated financial statements of Monarch Community Bancorp, Inc. included in the Form 10-K for the year ended December 31, 2008.

Grand Rapids, Michigan
August 5, 2009